EXHIBIT 23


COOPERS                                 COOPERS & LYBRAND L.L.P.
&LYBRAND


                                        A PROFESSIONAL SERVICES FIRM






CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Kysor Industrial Corporation on Form S-8 (File No. 33-27360) of our report dated March 14, 1996 on our audit of the Kysor Industrial Corporation Employee Stock Ownership Plan as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 11-K.


/s/ Coopers & Lybrand L.L.P.


Detroit, Michigan
June 21, 1996



















Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.